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EXHIBIT 10.2

EXCLUSIVE DISTRIBUTION AGREEMENT

Between INVERSION LABORATOIRES BVBA/SPRL, AXA BUILDING, KATTEGATSTRAAT 8/6, 3500 HASSELT, BELGIUM
hereinafter called the Supplier

and

Avallon 7, Inc. having offices at 1981 Marcus Avenue, Suite C 129, Lake Success, NY 11042 ....and its affiliates hereinafter called the Distributor

The following terms and conditions are agreed between the two parties, and both parties herewith acknowledge that only and all the substantive provisions in this agreement determine the rights and obligations of both parties

1
Assignment of exclusive distributorship right

The Supplier assigns to the Distributor the exclusive rights to sell, within the territory as described in #2 below, the following product or products, hereinafter called the "Products". In addition to the products listed herein, distributor shall have the right of first refusal as to new products developed by supplier and introduced into the territory with the exception of Cool & Cool (stress emotional balance) which is currently being negociated with another party. Such right shall be based upon the same terms and conditions as supplier offers inversion femme to avallon.

Products: INVERSION® FEMME
TOTAL ANTI-AGING
SKIN-HAIR-NAILS-FIGURE
90 SOFT CAPSULES , blistered in 6 individual blisters

The agreed purchase prices for the Distributor are provided in Schedule A attached to this agreement. The prices for the first year will be fixed with no increases.

2
Territory

The exclusive distributorship right is assigned for the following countries : the territory of the U.S.A, Canada and Mexico

3
Legal position of the Distributor

The Distributor buys and resells in his name and for his own account. The Distributor is an independent contractor, he is not an agent of the Supplier and he is not authorized to waive any right or to incur, to assume or to create any debt, obligation, contract or release of any kind in the name of or on behalf of the Supplier. The Supplier cannot be held

Products nor any problem arising out or coming from the laws and regulations of any authority in the territory as under # 2. The Distributor shall indemnify the Supplier by undersigning this agreement from all possible claims, demands, damages and all action arising from the marketing, the sales and the distribution of the Products.

 # 3.1
Manufacture and modification of Products and marketing material

The Distributor shall not manufacture, duplicate, modify, add to or alter the Products. The Distributor has to develop a marketing strategy for the Products consistent with the scientific documentation as well as in accordance with the international profile and marketing image of the Products as established by the Supplier. The Distributor shall not sell any product under the label INVERSION® Femme , TOTAL ANTI-AGING COVERING 4 ACTIONS : SKIN , HAIR , NAILS and FIGURE other than those of the Supplier. The supplier shal make available for use by the distributor all advertising materials, scientific studies and the like, wich supplier warrants and represents are accurate and truthful.

 # 4
Legal position of the Supplier

Supplier shall indemnify and hold harmless the distributor from any claim or liability arising out of a defect in design or quality of manufacture that shall result in injury to a purchaser of the product. Supplier shall maintain a two million dollars product liability insurance and shall name distributor as an added insured under said policy. Supplier shall also indemnify and hold harmless the distributor from liability out of any claim out of alleged intellectuel property infringement by a third party. Supplier shall also warrant to distributor that the products will be of the same formula and configuration as described herein.

#6
Delivery and payment terms

Transactions between the Supplier and the Distributor are subject, except as otherwise expressly and explicitly agreed, to the following terms:

For each purchase order placed by the Distributor to Supplier, Supplier will ship the first three purchases of goods (3 * 5.000 units) within 8 weeks of receipt of the purchase order and all the following purchases (minimum 25.000 units per order) within 4 weeks of receipt of the purchase order. Distributor will receive from Supplier a commercial invoice which shall be paid to Supplier as follows:
- 30 % upon confirmation of order receipt
- 30 % upon pick-up notification
- 40 % two months after delivery date in US. In this case the total amount (the 40 % included) has to be paid before new purchase orders can be placed by the Distributor to the Supplier.

All prices and shipments of the Products are described in the price list annexed hereto.

 # 5.1
Orders

No order amount shall be less than the quantity of 25.000 units of the Products. The first three order however shall consist of 5000 units of the Products. Each order placed by the Distributor shall constitute an individual legally binding contract under the terms of this agreement.

OBLIGATIONS OF THE DISTRIBUTOR

 # 6
Marketing, service and trade fairs

The Distributor shall actively promote the sale of the products within the territory, initially in the United States and subsequently for the balance of the territory, in particular by implementing and paying for normal marketing measures, and developing and maintaining a suitable sales and service organization.

The Distributor is allowed to organise a press conference with the scientists of the Supplier in the territory, but he has to bear all costs relating to their stay (for instance the plane tickets and the costs of accomodation).

The Distributor may market the Products on the Internet within the restriction of the confines of the territory as mentioned under #2.

 # 7
Information

With regard to the Products, the Distributor shall generally inform the Supplier on his operations, market situation, trade fairs and exhibitions, and competitive conditions in the territory.

Except as otherwise explicitely agreed, the Distributor shall provide the Supplier before November 30th of each year the unit sales forecast of the Products for the next period of 12 months, starting on January 1st.

 # 8
Trademarks, patents etc.

Both parties shall immediately notify the other of any information he may receive in the territory, which is or may be contrary to Supplier's trademarks, patents, logo's or copyright relating to the Products, or of any claim by another supplier that the sale of the products by the Distributor is or could be in conflict with his corresponding rights.

 # 8.1

The Distributor may sell the Products under the name INVERSION® FEMME or under any suitable name that is jointly approved by the parties. This name or these names cannot be used for products from any other source than the Supplier.
In no way can or shall the distributor claim any trademark, patent, logo or copyright rights on INVERSION® FEMME

 # 8.2

If any official authority in the Territory as under # 2 requires a registration of the Products it has to be carried out by the Distributor at his expenses, in consultation with the Supplier. The Products are always registered under the name of the Supplier who is and remains the brand name owner and beneficiary. All costs concerning the registration (for instance the costs of certification, and the legalisation by the Chamber of Commerce or the embassy) are to be paid by the Distributor.
Subject to paragraph 4 above, the Supplier cannot be held responsible neither by the Distributor nor by any third party for any action undertaken by the legal authorities of the Territory as under # 2 that can influence the sale of the Products in any way. Nothwitstanding the foregoing, supplier represents and warrants that all products will be formulated and configured so that they are permitted to be imported into the territory. Distributor shall provide Supplier with an official document from the authorities stating that the product is allowed in the territory and that the ingredients and claims are in accordance with the local laws in the territory.

 # 9
Forecast sales volume

After the parties have conducted marketing surveys on the prospects of the sales of the Products in the Territory, the minimum Yearly purchase quantities of the Products are specified in Schedule A which forms part of this agreement. The sales figure for the first eighteen months is fixed at a minimum of 400.000 units of the Products, for the next twelve months at a minimum of 500.000 units of the Product and for the following twelve month periods at a minimum of 600.000 units of the Product. If a yearly minimum purchase quantity of the Products as specified in Schedule A is not attained, the Supplier has the right, notwithstanding the provisions of #15 below, to terminate this agreement or to change it into a non-exclusive agreement taking into account one month notice.

The initial quantity of 5000 boxes of the Products, is considered the minimum necessary starting inventory to successfully launch the Products and must be duly ordered within one month after date of signature of this agreement accompanied by the agreed payment facility. Failure to do so shall result in an automatic termination of this agreement without further notice.

 # 10
Inventory

The Distributor shall at all times maintain in its business opinion sufficient inventories of the Products to satisfy the market conditions.

 # 11

No competition

For the entire term of this agreement and a duration of eighteen months following the end of this agreement, the Distributor agrees, except with the written consent of the Supplier, not to represent, manufacture, distribute or sell, directly or indirectly, any product that is in competition with any of the Products in the Territory meaning a total anti-aging product, covering 4 (four) different actions and combining 2 (two) different compositions in 2 (two) different capsules.
The Distributor is responsible for all damages that may result from any infringement of the clause

 # 12

No transfer of rights

In case the Distributor appoints sub-distributors, he is responsible for ensuring that they conduct their operations in accordance with this agreement. The Distributor shall ensure that all authorized sub-distributors and/or retail dealers to which it distributes the Products within the market Territory adequately display the Products in suitable places of business.

<u>OBLIGATIONS OF THE SUPPLIER</u>

 # 13

Marketing

The Supplier shall support the Distributor in the marketing of the products and for that purpose the Supplier shall provide the Distributor, to a reasonable and customary extent and free of charge, technical information and documentation. The Supplier shall keep the Distributor continuously informed of any changes in the given information and material. All inquiries relating to the purchase or sale of the products received by Supplier shall be immediately and exclusively referred and transmitted to the Distributor by the Supplier.

 # 14

Force majeur

Neither party shall not be (held) liable for any failure to perform any of its obligations resulting from this agreement in case of and/or due to force majeur. After the notification by the Supplier to the Distributor of such force majeur, the Supplier and the distributor shall have either the right to a reasonable extension of time for the performance of its obligations or he shall have the right to cancel any order should the force majeur continue for a period longer than three months.

For the purpose of this condition, force majeur means fire, explosion, flood, lightening, act of God, act of terrorism, war, rebellion, riot, sabotage, or strike of any kind or similar labour dispute or events or circumstances outside the reasonable control of the party effected thereby.

 # 15
Exclusive rights of the Distributor

The Supplier shall not, except with the written consent of the Distributor, sell or assign to others the right to sell the Products in the Territory.

All inquiries, orders or communication of whatever kind concerning the sale of the Products in the Territory shall be referred and transmitted to the Distributor without any unnecessary delay.

 # 16
Agreement period

This agreement enters into force on the date of signature by both parties and shall remain in full force for a period of 3-1/2 (three and one half) years. After 3-1/2 (three and one half) years this agreement will automatically be renewed for subsequent periods of 3 (three) years if the purchase of the minimum quantities as foreseen in schedule A is achieved. The Distributor shall not be responsible for any shortfall in the event minimums are not met and Supplier shall have only the right to terminate the agreement taking into account a 6 (six) months notice.

 # 17
Earlier termination

Either party may terminate this agreement with immediate effect in case of a substantial breach by the other party of the obligations arising out of this agreement, or in case of exceptional circumstances justifying the earlier termination.

 # 18
Notice of termination

The notice of termination of this agreement shall be given in writing by means of communication ensuring evidence and date of receipt (e.g. registered mail with return receipt, special courier, telex, by the other party received and confirmed fax or email).

 # 19
Complaints

Every complaint of the Distributor has to be adressed to the Supplier by registered mail within 8 (eight) days after the reception of the Products.

 # 20
Transport modality

The transport of the Products occurs on the sole responsability of the Distributor. During the transport the Products have to be kept on an adjusted temperature required for their preservation. The storage of the Products during the transport has to take place in these conditions that there can arise no damage because of the temperature being too high or too low. The Distributor ensures

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insurance formalities for the transport of the Products are fulfilled. Supplier shall specify all required transport temperatures to Distributor.

 # 21
Secrecy

The Distributor shall treat all information as strictly confidential, comprising knowhow, technical documentation and all other commercial information received form the Supplier and shall use it only for the purpose of and in accordance with this agreement.

The information shall only be made available to such employees of the Distributor or third parties who are directly and necessarily involved in the authorized use of the information or parts of it and who are subject to a secrecy obligation by employment contract or other legally binding agreement with the Distributor.

Will be exempt form this clause, all information which:

- is now or hereafter becomes part of the public domain through no act or omission of the Distributor,
- was in lawful possession of the Distributor prior to receipt of the information from the Supplier and which can clearly be demonstrated by the Distributor,
- is provided to the Distributor by any third party having the right to do so and which did not originate, directly or indirectly, from the Supplier,
- has to be disclose by a court of competent jurisdiction or by applicable laws and governmental regulations in force.

 # 22
Applicable law

The substantive law of Belgium shall govern this agreement and its interpretation. Parties explicitely exclude the application of the internal Belgian law of July 27th 1961 concerning exclusive distribution. Any disputes arising from this agreement shall be submitted only to arbitration that will take place in Brussels according to the rules of CEPINA.

 # 23
Transfer of the agreement

CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS (*****) DENOTE SUCH OMISSION.

24
Severability

If any provision of this agreement is determined to be invalid or unenforceable, this provision shall be deemed to be severable for the remainder of this agreement and shall not cause the invalidity or unenforceability of the remainder of this agreement.

25
Miscellaneous provision

This agreement constitutes the entire agreement between the parties relating to the subject matter hereof. There are no terms or representations other than those set forth in this agreement. No modifications or waiver of this agreement shall be valid unless in writing and signed by the party against whom such modifications or waiver is asserted.

In WITNESS whereof the parties hereto have signed this agreement at the place and on the day and year provided in this agreement.

DATE: December 4th 2006

For the Supplier
INVERSION LABORATOIRES BVBA

Name: Jacquet Véronique
Title: Managing Director
Signature:

For the Distributor
AVALLON 7 INC

Name: John Mitchell
Title: Operations MGR
Signature:

INVERSION LABORATOIRES BVBA/SPRL
Axa Building, Kattegatstraat 8/B8
B-3500 Hasselt (Belgium)
Tel.: +32 (0)11 74 44 31 - Fax: +32 (0)11 74 44 36

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SCHEDULE A

PRICES

BYING PRICE :

INVERSION® Femme (*****)
TOTAL ANTI-AGING / TOTAL BEAUTY
EACH BOX CONTAINS 90 SOFT CAPSULES
(60 red + 30 silver soft caps)
Outer customized box + inside leaflet
1 month of treatment

SELLING PRICE : (*****) per unit is recommended for retail sales. Wholesale prices may vary.

The above-mentioned price is **EX-WORKS EUROPEAN UNION**
(All costs of the transport and, if necessary, the legalisation of the documents will be paid by the Distributor. The transport of the Products will occur on the sole responsability of the Distributor)

- DELIVERY TIME: the first order will be delivered (ex works) within 8 weeks after approval by the Distributor of all necessary proofs (packaging + inside leaflet)

MINIMUM YEARLY QUANTITIES		
FIRST EIGHTEEN months	400.000	UNITS OF THE PRODUCT
Next twelve months	500.000	UNITS OF THE PRODUCT
NEXT TWELVE MONTHS	600.000	UNITS OF THE PRODUCT